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CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in Registration Statement No. 333-148436 on Form S-8 of our report dated September 24, 2010, relating to the financial statements of KC Distance Learning, Inc. as appearing in this Current Report on Form 8-K/A of K12 Inc., which is expected to be filed on October 8, 2010.
Portland, Oregon
October 7, 2010
Member of
Deloitte Touche Tohmatsu